EXHIBIT  15



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549


               Re:  AMBAR, Inc. Registration on Form S-1


               We are aware that our report dated May 3, 1996, on our review of the interim financial information of AMBAR, Inc., (the "Company") as of March 31, 1996 and for the nine months ended March 31, 1996 is included in the Company's Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933 (the "Act"), this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



                                        /s/ Arthur Andersn LLP

                                        ARTHUR ANDERSEN LLP


          New Orleans, Louisiana,
          June 14, 1996